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                                     BY-LAWS

                                       OF

                          EYE CARE INTERNATIONAL, INC.


 1. MEETINGS OF STOCKHOLDERS

           1. 1 Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors (the "Board") from time to time. Any other proper business may be transacted at the annual meeting.

           1. 2 Special Meetings. Special meetings of the stockholders may be called at any time by resolution of the Board or by the Chairman of the Board, the Chief Executive Officer, the President or upon the written request of holders of not less than 25% of the outstanding shares of the voting stock of the Corporation, and such special meetings may be held either within or without the State of Delaware.

           1. 3 Notice of Meetings. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records.

           1. 4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           1. 5 Quorum. Except as provided by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, holders of a majority of the shares of stock entitled to vote present in person or by proxy, or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-laws until a quorum is present.

           1. 6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in his absence, by the Chief Executive Officer, or in his absence, by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman


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 chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

           1. 7 Voting; Proxies. Each stockholder of record entitled to vote at any meeting of stockholders shall be entitled to one vote for every share registered in his name, except as otherwise provided in the Certificate of Incorporation or any certificate of designation authorizing the creation of any series or class of stock of the Corporation filed with the Secretary of State pursuant to Section 151 of the Delaware General Corporation Law. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law, Section 1.10 of these By-laws, or in the Certificate of Incorporation or any certificate of designation authorizing the creation of any series or class of stock of the Corporation filed with the Secretary of State pursuant to Section 151 of the Delaware General Corporation Law. Directors shall be elected in the manner provided in Section 2.1 of these By-laws. Unless required by statute or the Certificate of Incorporation, or ordered by the chairman of the meeting, voting need not be by written ballot. Each stockholder entitled to vote at any meeting of stockholders or express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

           1. 8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and
 (3) the record date for determining stockholders for any other purpose shall be at the close of business on


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 the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

           1. 9 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the Secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of meeting, or (b) if not so specified, at the place where the meeting is to be held. The list also shall be available for inspection by stockholders at the time and place of the meeting.

           1. 10 Action by Consent without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

           1. 11 Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and at the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Inspectors may, but need not, be stockholders.

 2. BOARD OF DIRECTORS

           2. 1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors shall consist of not more than eight nor less than three directors, as fixed from time to time by resolution of the Board, except that the number of directors constituting the Board may be less than three provided the number of directors is not less than the number of stockholders. The number of directors may be changed by


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 a resolution of a majority of the directors then in office or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the election and qualification of their respective successors, or if earlier, their death, resignation or removal in accordance with the provisions of Section 2.9 of these By-laws, or as otherwise provided by law or the Certificate of Incorporation.

           2. 2 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.7 of these By-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, these By-laws or the Certificate of Incorporation.

           2. 3 Annual and Regular Meetings. Annual meetings of the Board for the election of officers and consideration of other matters may be held either within or without the State of Delaware and shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.5 of these By-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for the regular meeting is a legal holiday, the meeting shall be held on the next business day.

           2. 4 Special Meetings. Special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

           2. 5 Notice of Meetings. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering, telephoning or faxing it to him at least 24 hours before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

           2. 6 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in his absence, the Chief Executive officer, or in his absence, the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

           2. 7 Board or Committee Action without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.


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           2. 8 Participation in Board or Committee Meetings by Conference
 Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

           2. 9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation, to take effect at the time specified in the resignation, and the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Except as otherwise provided by law or in the Certificate of Incorporation, any or all of the directors may be removed at any time, either with or without cause, by vote of a majority of the shares then entitled to vote for the election of directors.

           2. 10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled by a majority vote of the remaining directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of the stockholders, and each director so elected shall hold office until the expiration of the term of the director whom he has replaced or until his successor is elected and qualified.

           2. 11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.


 3. COMMITTEES

           3. 1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, Section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

           3. 2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of the Board of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines, subject to the limitations set forth in Section 141(c) of the Delaware General Corporation Law.

           3. 3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of the committee shall be reported to the Board at its next


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 meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.


 4. OFFICERS

           4. 1 Executive Officers. The executive officers of the Corporation shall consist of the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), the Chief Financial Officer, a Secretary and a Treasurer. Any two or more offices may be held by the same person.

           4. 2 Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, or his earlier death, resignation or removal in accordance with the provisions of Section 4.4 of these By-laws.

           4. 3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

           4. 4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation, to take effect at the time specified in the resignation, and the acceptance of such resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President.

           4. 5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these By-laws for election or appointment to the office.

           4. 6 Chairman of the Board. The Chairman of the Board of the Corporation shall preside at all meetings of the Board and of the stockholders and shall have such other powers and duties as the Board assigns to him.

           4. 7 Chief Executive Officer. The Chief Executive Officer of the Corporation shall supervise and direct the business and affairs of the Corporation, subject to the control of the Board, and shall have such other powers and duties as the Board assigns to him.

           4 .8 President. The President of the Corporation shall, subject to the direction of the Chief Executive Officer and the control of the Board, direct and manage the day-to-day business activities


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 and general affairs of the Corporation, and shall have such other powers and duties as the Board assigns to him.

           4. 9 Vice-President. Each vice president shall have such powers and duties as the Board or the Chairman of the Board, the Chief Executive Officer or the President assigns to him.

           4. 10 Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board, the Chairman of the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

           4. 11 Chief Financial Officer. The Chief Financial Officer of the Corporation shall be the principal financial and accounting officer of the Corporation, and shall have primary responsibility for the Corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board, the Chairman of the Board, the Chief Executive Officer or the President assigns to him.

           4. 12 Treasurer. The Treasurer of the Corporation shall have custody of the corporate funds and securities and, subject to the control of the Board, shall have such other powers and duties as the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer assigns to him.

           4. 13 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the Chairman of the Board or the President to fix the salary of any other officer.


 5. SHARES

           5. 1 Certificates. The Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Secretary, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

           5. 2 Transfers. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed.

           5. 3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any new certificate.


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 6. MISCELLANEOUS

           6. 1   Seal. The corporate seal shall bear the Corporation's name and the year and state in which it was incorporated.

           6. 2 Fiscal Year. The Board, by resolution, may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

           6. 3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at the meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

           6. 4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership or association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approve or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or the transaction.

           6. 5 Voting of Shares in other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of the Corporation or by proxy or proxies appointed by any one of them. The Board may, however, appoint some other person to vote the shares.

           6. 6 Amendments. These By-laws may be amended or repealed, and new By-laws may be adopted, by the Board, subject to compliance with Section 2.2 of these By-Laws, but the stockholders may adopt additional By-laws and may amend and repeal any By-laws whether adopted by them or otherwise.




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